Exhibit 99.1

For Immediate Release                    CONTACT:

Investors/Media:                    Investors:     Media:
Blaine Davis                        Jonathan Neely Brian O’Donnell
(484) 216-7158                    (484) 216-6645 (484) 216-6726

Endo Health Solutions Announces Appointment of Suketu Upadhyay as New
Chief Financial Officer
MALVERN, Pa., September 9, 2013– Endo Health Solutions Inc. (Nasdaq: ENDP), a U.S. based specialty healthcare company, announced today that it had appointed Suketu “Suky” Upadhyay as executive vice president and chief financial officer of Endo, effective September 23, 2013.

“We are delighted to have Suky join the Endo team at this pivotal time,” said Rajiv De Silva, president and chief executive officer of Endo. “He brings significant healthcare industry experience and a track record of delivering value that will be instrumental in the execution of our new growth strategy. His breadth of experience will be an asset to the company as we chart our course forward.”

Prior to joining Endo, Mr. Upadhyay served as principal accounting officer and interim chief financial officer of Becton, Dickinson & Company (BD). In addition to other executive finance roles at BD, he served in various finance leadership roles at Astra Zeneca and Johnson & Johnson. Mr. Upadhyay spent the early part of his career in public accounting with KPMG and received his MBA from The Fuqua School of Business at Duke University.

“I am thrilled to join Endo at such an exciting time,” said Mr. Upadhyay. “The company has made significant progress in transforming its business and is well positioned for its next phase

Exhibit 99.1

of growth. I look forward to working with Rajiv and the team to shape Endo on its path to become a top tier specialty healthcare company.”

About Endo
Endo Health Solutions Inc. (Endo) is a U.S.-based specialty healthcare company with four distinct business segments that are focused on branded and generic pharmaceuticals, devices and services, each providing quality products to our customers while improving the lives of patients. Through our operating companies – AMS, Endo Pharmaceuticals, HealthTronics and Qualitest – Endo is dedicated to finding solutions for the unmet needs of patients. Learn more at www.endo.com.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Statements including words such as "believes," "expects," "anticipates," "intends," "estimates," "plan," "will," "may," "look forward," "intend," "guidance," "future" or similar expressions are forward-looking statements.  Because these statements reflect our current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Investors should note that many factors, as more fully described under the caption "Risk Factors" in our Form 10-K, Form 10-Q and Form 8-K filings with the Securities and Exchange Commission and as otherwise enumerated herein or therein, could affect our future financial results and could cause our actual results to differ materially from those expressed in forward-looking statements contained in our Annual Report on Form 10-K. The forward-looking statements in this press release are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause our actual results to differ materially from expected and historical results. We assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

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